Exhibit 7.10

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D (including any and all amendments thereto) to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: October 12, 2016

LAURO CINQUANTASETTE S.P.A.

By:	/s/ Enrico Ricotta
Name: Enrico Ricotta
Title: Director

LAURO QUARANTOTTO S.P.A.

By:	/s/ Marco Carotenuto
Name: Marco Carotenuto
Title: Chairman

CLESSIDRA S.G.R. S.P.A.

By:	/s/ Riccardo Bruno
Name: Riccardo Bruno
Title: Director

MANDARIN CAPITAL PARTNERS SECONDARY S.C.A. SICAR

By: Mandarin Capital Management Secondary S.A., its General Partner

By:	/s/ Massimo Longoni
Name: Massimo Longoni
Title: Director

By:	/s/ Lorenzo Stanca
Name: Lorenzo Stanca
Title: Director

MANDARIN CAPITAL MANAGEMENT SECONDARY S.A.

By:	/s/ Massimo Longoni
Name: Massimo Longoni
Title: Director

By:	/s/ Lorenzo Stanca
Name: Lorenzo Stanca
Title: Director